UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2011

MONTPELIER RE HOLDINGS LTD.

(Exact name of Registrant as specified in its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation or		Identification No.)
Organization)

Montpelier House
94 Pitts Bay Road
Pembroke HM 08

Bermuda

 (Address of Principal Executive Offices)

 Registrant’s telephone number, including area code:  (441) 296-5550

Not Applicable

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Montpelier Re Holdings Ltd. (the “Company”) entered into an Underwriting Agreement dated as of May 3, 2011 (the “Underwriting Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters included on Schedule A thereto (the “Underwriters”), with respect to the offer and sale of 6,000,000 8.875% Non-Cumulative Preferred Shares, Series A, par value 1/6 cent per share (the “Non-Cumulative Preferred Shares”), by the Company to the Underwriters (the “Offering”).  The Company expects to use the proceeds from the sale of the Non-Cumulative Preferred Shares to support the underwriting activities of its insurance and reinsurance subsidiaries.

The Offering described in this Current Report on Form 8-K is more fully described in the Company’s final prospectus supplement, as filed with the Commission on May 5, 2011 pursuant to Rule 424(b)(5), constituting a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-159907). The Offering is expected to close on May 10, 2011. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit
No.	Description of Exhibit

1.1

Underwriting Agreement, dated as of May 3, 2011, between Montpelier Re Holdings Ltd. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters specified therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

May 5, 2011	By:	/s/ Jonathan B. Kim
Date		Name:	Jonathan B. Kim
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

1.1

Underwriting Agreement, dated as of May 3, 2011, between Montpelier Re Holdings Ltd. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters specified therein